Exhibit 10(1)
THE SCOTTS MIRACLE-GRO COMPANY
AMENDED AND RESTATED
2006 LONG-TERM INCENTIVE PLAN
STOCK UNIT AWARD AGREEMENT FOR NONEMPLOYEE DIRECTORS
(WITH RELATED DIVIDEND EQUIVALENTS)
STOCK UNITS GRANTED TO [Grantee’s Name] ON [Grant Date]
This Award Agreement describes the type of Award that you have been granted and the terms and conditions of your Award. Capitalized terms that are not defined in this Award Agreement have the same meanings as in the Plan. To ensure you fully understand the terms and conditions of your Award, you should:
- Read The Scotts Miracle-Gro Company Amended and Restated 2006 Long-Term Incentive Plan (“Plan”) and this Award Agreement carefully; and
- Contact [Title] at [Telephone Number] if you have any questions about your Award. Or, you may send a written inquiry to the address shown below:
The Scotts Miracle-Gro Company
Attention: [Title]
14111 Scottslawn Road
Marysville, Ohio 43041
Also, no later than [Date 30 Days After Grant Date], you must return a signed copy of this Award Agreement to:
[Third Party Administrator]
Attention: [TPA Contact’s Name]
[TPA Contact’s Address]
[TPA Telephone Number]
The Company intends that this Award satisfy the requirements of Section 409A of the Code and that this Award Agreement be so administered and construed. You agree that the Company may modify this Award Agreement, without any further consideration, to comply with Section 409A of the Code, even if those modifications change the terms of your Award and reduce its value or potential value.
1. DESCRIPTION OF YOUR AWARD
You have been granted [Number] stock units (“Stock Units”) and an equal number of related dividend equivalents, subject to the terms and conditions of the Plan and this Award Agreement. Each whole Stock Unit represents the right to receive one full Share at the time and in the manner described in this Award Agreement, subject to Section 17.3 of the Plan. Each dividend equivalent represents the right to receive additional Stock Units (determined in accordance with Section 3(c)) in respect of the dividends that are declared and paid during the period beginning on [Grant Date] and ending on the Termination Date (as described in Section 2(b)) with respect to the Share represented by the related Stock Unit.
2. VESTING AND SETTLEMENT
     (a) Vesting. Your Stock Units are 100% vested on the Grant Date; provided that the Stock Units received pursuant to Section 3(c) will be 100% vested on the date they are credited to you.
     (b) Termination Date. Subject to the terms of the Plan, your Stock Units [shall be] [shall begin to be] [Note: Company to choose one of the alternatives based on whether Grantee chooses lump sum or annual installments in the Election Form] settled within 30 days following the date you Terminate (the “Termination Date”).
     (c) Form of Settlement.
     (i) Your whole Stock Units shall be settled in full Shares [in a lump sum within 30 days following the Termination Date] [in ___substantially equal annual installments, beginning within 30 days following the Termination Date and each anniversary of the Termination Date] [Note: Company to choose one of the alternatives based on Grantee’s election in the Election Form]. Any fractional Stock Unit shall be settled in cash, determined based upon the Fair Market Value of a Share on the relevant settlement date.
     (ii) Notwithstanding the foregoing, if you die before all of your Stock Units have been settled, your beneficiary (as described in Section 3(d) below) will be entitled to a lump sum distribution within 30 days following your death of a number of full Shares equal to the number of whole Stock Units that have not been settled as of the date of your death. Any fractional Stock Unit shall be settled in cash, determined based upon the Fair Market Value of a Share on the date of your death.
     (d) Changes to Form of Settlement. You may change the form in which your Stock Units are settled (i.e., lump sum or annual installments over a period of up to ten years) by completing a new election form (as prescribed by the Board) and returning such completed election form to the Board; provided, however, that (i) such election must be irrevocable, (ii) such election may not take effect until at least 12 months after the date on which it is made and (iii) such election must defer the settlement date of the Stock Units (other than in connection with your death) for a period of not less than five years from the date the Stock Units otherwise would have been settled. Once the settlement of your Stock Units begins, no changes to the form of settlement shall be permitted.
3. GENERAL TERMS AND CONDITIONS
     (a) AMENDMENT AND TERMINATION. Subject to the terms of the Plan, the Company may amend or terminate this Award Agreement or the Plan at any time.
     (b) RIGHTS BEFORE YOUR STOCK UNITS ARE SETTLED. Except as provided in Section 3(c) below, you will have none of the rights of a shareholder with respect to Shares underlying the Stock Units unless and until you become the record holder of such Shares.
     (c) DIVIDEND EQUIVALENTS. With respect to each dividend equivalent:
     (i) If a cash dividend is declared and paid on the Shares underlying the Stock Units, you will receive an additional number of Stock Units equal to the quotient of:
(A)	the product of (I) the number of Stock Units granted under this Award Agreement (including additional Stock Units previously received in accordance with this Section 3(c)) that have not been settled as of the dividend payment date, multiplied by (II) the amount of the cash dividend paid per Share; divided by

(B)	the Fair Market Value of a Share on the date such cash dividend is paid.
Any additional Stock Units credited pursuant to this Section 3(c)(i) shall be subject to the same terms and conditions as the Stock Units granted pursuant to Section 1 above and shall be settled as described in Section 2 above.
     (ii) If a Share dividend is declared and paid on the Shares underlying the Stock Units, you will receive an additional number of Stock Units equal to the product of (A) the number of Stock Units granted under this Award Agreement (including additional Stock Units previously received in accordance with this Section 3(c)) that have not been settled as of the dividend payment date, multiplied by (B) the dividend paid per Share. Such additional Stock Units shall be subject to the same terms and conditions as the Stock Units granted pursuant to Section 1 above and shall be settled as described in Section 2 above.
     (d) BENEFICIARY DESIGNATION. You may name a beneficiary or beneficiaries to receive any Stock Units and related dividend equivalents that are settled after you die. This may be done only on the attached Beneficiary Designation Form and by following the rules described in that Form. The Beneficiary Designation Form does not need to be completed now and is not required as a condition of receiving your Award. However, if you die without completing a Beneficiary Designation Form or if you do not complete that Form correctly, your beneficiary will be your surviving spouse or, if you do not have a surviving spouse, your estate.
     (e) TRANSFERRING YOUR STOCK UNITS AND RELATED DIVIDEND EQUIVALENTS. Normally, your Stock Units and the related dividend equivalents may not be transferred to another person. However, as described in Section 3(d), you may complete a Beneficiary Designation Form to name the person to receive any Stock Units and related dividend equivalents that are settled after you die. Also, the Board may allow you to place your Stock Units and related dividend equivalents into a trust established for your benefit or the benefit of your family. Contact [Third Party Administrator] at [TPA Telephone Number] or at the address given above if you are interested in doing this.

     (f) GOVERNING LAW. This Award Agreement shall be governed by the laws of the State of Ohio, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction.
     (g) OTHER AGREEMENTS. Your Stock Units and the related dividend equivalents will be subject to the terms of any other written agreements between you and the Company or any Affiliate or Subsidiary to the extent that those other agreements do not directly conflict with the terms of the Plan or this Award Agreement.
     (h) OTHER RULES. Your Stock Units and the related dividend equivalents are subject to more rules described in the Plan. You should read the Plan carefully to ensure you fully understand all of the terms and conditions of the grant of Stock Units and the related dividend equivalents made to you under this Award Agreement.
4. YOUR ACKNOWLEDGMENT OF AWARD CONDITIONS
By signing below, you acknowledge and agree that:
     (a) A copy of the Plan has been made available to you;
     (b) You understand and accept the terms and conditions of your Award;
     (c) You will consent (on your own behalf and on behalf of your beneficiaries and transferees and without any further consideration) to any necessary change to your Award or this Award Agreement to comply with any law and to avoid paying penalties under Section 409A of the Code, even if those changes affect the terms of your Award and reduce its value or potential value; and
     (d) You must return a signed copy of this Award Agreement to the address given above before [Date 30 Days After Grant Date].
* * * * *

[Grantee’s Name]

By:

Date signed:

THE SCOTTS MIRACLE-GRO COMPANY

By:

[Name of Company Representative] [Title of Company Representative]

Date signed:

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